POWER OF ATTORNEY

      Know all by these presents, that the undersigned hereby
constitutes and appoints each of Nicole Armstrong, Todd Wheeler,
Aloma Avery, Adriana Botto, Kevan Krysler, Mona Chu, Mark
Tanoury, Seth Gottlieb and John McKenna, signing individually, the undersigned?s true and lawful attorneys-in fact and agents to:

      (1) execute for and on behalf of the undersigned, in
the undersigned?s capacity as an officer, director or
beneficial owner of more than 10% of a registered class of
securities of Pure Storage, Inc. (the ?Company?), Forms 3,
4 and 5 (including any amendments thereto) in accordance
with Section 16(a) of the Securities Exchange Act of 1934,
as amended (the ?Exchange Act?) and the rules thereunder
and a Form ID, Uniform Application for Access Codes to File
on EDGAR;

      (2) do and perform any and all acts for and on behalf
of the undersigned that may be necessary or desirable to
execute such Forms 3, 4 or 5 or Form ID (including any
amendments thereto) and timely file such forms with the
United States Securities and Exchange Commission and any
stock exchange or similar authority; and

      (3) take any other action of any nature whatsoever in
connection with the foregoing which, in the opinion of such
attorney-in-fact, may be of benefit, in the best interest
of, or legally required by, the undersigned, it being
understood that the documents executed by such attorney-in-
fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms
and conditions as such attorney-in-fact may approve in such
attorney-in-fact?s discretion.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-
fact, in serving in such capacity at the request of the
undersigned, are not assuming, nor is the Company assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Exchange Act.

      This Power of Attorney shall remain in full force and
effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned?s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-
fact is no longer employed by the Company or Cooley LLP.

      IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of 11/17/2021.

/s/John Murphy
JOHN MURPHY